UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: September 4, 2012
(Date of earliest event reported)

CMG HOLDINGS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-0588
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

This Current report on Form 8-K contains forward-looking statements which include, but are not limited to, statements concerning expectations as to our revenues, expenses, and net income, our growth strategies and plans, the status of evolving technologies and their growth potential, the adoption of future industry standards, expectations as to our financing and liquidity requirements and arrangements, the need for additional capital, and other matters that are not historical facts. These forward-looking statements are based on our current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by it. Words such as “forecasted”, “forecasts”, “anticipates”, “appears”, “expects”, “intends”, “plans”, “believes, “seeks”, “estimates”, “may”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those results expressed in any forward-looking statements, as a result of various factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are based only upon information available as of the date of this report. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The management of the Registrant would like to take this opportunity to apologize to its shareholders for the uncharacteristic delay in the filing of our Form 10-Q for the second quarter of 2012.  As our shareholders are aware via the Form 8-K filed on August 17, 2012, the Registrant, AudioEye Acquisition Corp. and CMGO Investors, LLC finalized their Share Exchange pursuant to their Amended Master Agreement regarding the corporate spinoff of its subsidiary, AudioEye, Inc. and also completed their Note Modification Purchase Agreement resulting in a significant reduction of its corporate debt.

Due to the complexity of these two transactions, the completion process lasted far longer than originally forecasted and exhausted additional manpower than was originally considered, yet management successfully followed through with the task set forth by the Registrant.   However, due to the complexity of these two transactions, the management has been delayed in working on the second quarter 2012 financials and anticipates having the Form 10-Q completed in the near future.  The management appreciates the continued support of its loyal shareholders and anticipates that the developments from the share exchange, retirement of senior debt and corporate spinoff of AudioEye, Inc. will not disappoint its shareholders.

The Management of the Registrant would also like to share several positive developments:

•
XA, The Experiential Agency, Inc. is performing much stronger than forecasted as their revenues are running ahead of last year’s pace.  Management anticipates this trend to continue for the remainder of the year.

•
Through the Consulting Services Agreement with AudioEye, Inc., many synergies are forecasted which is anticipated to generate additional revenues resulting in strong additional cash flows.  This is forecasted for the remainder of this year as well as additional years going forward.

•
Through the Royalty Agreement with AudioEye, Inc., additional revenues are forecasted to be generated from its 10% of cash received from income earned, settlements or judgments directly resulting from the AudioEye, Inc.  patent enforcement and licensing strategy. This is forecasted for 2013 and additional years going forward.

•
Through the retirement of its senior debt and removal of short term liabilities via the corporate spinoff of AudioEye, Inc., the Registrant’s consolidated liabilities will be significantly reduced from beginning of this year.

•
Through the completion of the AudioEye, Inc. registration statement and Registrant’s ownership of 15% equity of AudioEye, Inc., the Registrant’s consolidated assets will be significantly increased from the beginning of this year.

•
Management anticipates the increase in its working capital position will enhance the expansion of its digital media and interactive coupon business through the remainder of this year as well as full year 2013.

•	Management is looking into the possibilities of expansion via possible synergistic acquisitions which may deliver additional beneficial results to our shareholders.

Management wishes again to thank its loyal shareholders for all of their continued support and will continue delivering a snapshot summary of recent developments. The Registrant will also provide additional updates going forth after the filing of its Form 10-Q which will be a much more in depth view of what Management believes to be a company clearly on the upswing, and growing for our shareholders this year and into 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CMG HOLDINGS GROUP, INC.

Date: September 4, 2012	/s/ JAMES ENNIS
Name: James Ennis
Its: Chief Financial Officer